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                                   Exhibit 1

                             JOINT FILING AGREEMENT

         Joint Filing Agreement, dated February 2, 2000, between Joyce Freedman and Lee Freedman.

         The undersigned hereby agree that this statement on Schedule 13-D with respect to the beneficial ownership of shares of Common Stock of Styleclick.com Inc. is filed jointly on behalf of each of them.

Date:    February 2, 2000              By:      /s/ Joyce Freedman
                                                -------------------------------
                                                Joyce Freedman, an individual

                                       By:      /s/ Lee Freedman
                                                ------------------------------
                                                Lee Freedman, an individual